Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

PROGRESSIVE REPORTS MARCH RESULTS

MAYFIELD VILLAGE, OHIO — April 15, 2009 — The Progressive Corporation today reported the following results for March and the first quarter 2009:

	Month			Quarter
(millions, except per share amounts and ratios)	2009	2008	Change	2009	2008	Change
Net premiums written	$1,182.6	$1,118.3	6%	$3,522.9	$3,490.4	1%
Net premiums earned	$1,056.1	$1,049.4	1%	$3,406.6	$3,390.0	0%
Net income	$8.6	$71.3	(88)%	$232.5	$239.4	(3)%
Per share	$.01	$.11	(88)%	$.35	$.35	0%
Pretax net realized gains (losses) on securities	$(87.5)	$(29.0)	202%	$(73.4)	$32.2	NM
Combined ratio	90.5	92.8	(2.3) pts.	89.5	94.6	(5.1) pts.
Average equivalent shares	672.0	675.2	0%	672.0	677.3	(1)%

NM = Not Meaningful

(in thousands)	March 2009	March 2008	Change
Policies in Force:
Agency – Auto	4,348.7	4,442.6	(2)%
Direct – Auto	2,954.0	2,679.4	10%

Total Personal Auto	7,302.7	7,122.0	3%
Total Special Lines	3,377.8	3,151.8	7%

Total Personal Lines	10,680.5	10,273.8	4%

Total Commercial Auto	532.6	545.4	(2)%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage, and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

March 2009

(millions – except per share amounts) (unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,182.6

Revenues:
Net premiums earned	$1,056.1
Investment income	44.5
Net realized gains (losses) on securities	(87.5)	Includes $216.5 million of write-downs on securities determined to have had other-than-temporary declines in market value.
Service revenues	1.2

Total revenues	1,014.3

Expenses:
Losses and loss adjustment expenses	731.0
Policy acquisition costs	103.5
Other underwriting expenses	121.7
Investment expenses	.7
Service expenses	1.7
Interest expense	11.2

Total expenses	969.8

Income before income taxes	44.5
Provision for income taxes	35.9	The higher effective tax rate reflects $27.0 million of a $35.0 million valuation allowance taken against the deferred tax asset associated with other-than-temporarily impaired securities.

Net income	$8.6

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.7

Per share	$.01

Diluted:
Average shares outstanding	668.7
Net effect of dilutive stock-based compensation	3.3

Total equivalent shares	672.0

Per share	$.01

[1]See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2008 audited consolidated financial statements included in our 2008 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

The following table sets forth the comprehensive income for the month:
Net income	$8.6
After-tax changes in:
Net unrealized gains (losses) on securities	160.2	Includes $8.0 million of a $35.0 million valuation allowance related to the deferred tax asset on certain securities with unrealized losses.
Net unrealized gains on forecasted transactions	—

Comprehensive income	$168.8

Per share	$.25

The following table sets forth the investment results for the month:
Fully taxable equivalent total return:
Fixed-income securities	1.3%
Common stocks	8.6%
Total portfolio	1.6%
Pretax recurring investment book yield	4.1%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

March 2009 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date

	2009	2008	% Change

Net premiums written	$3,522.9	$3,490.4	1

Revenues:
Net premiums earned	$3,406.6	$3,390.0	0
Investment income	131.5	159.3	(17)
Net realized gains (losses) on securities	(73.4)	32.2	NM
Service revenues	3.5	4.4	(20)

Total revenues	3,468.2	3,585.9	(3)

Expenses:
Losses and loss adjustment expenses	2,337.0	2,484.0	(6)
Policy acquisition costs	336.2	339.5	(1)
Other underwriting expenses	377.4	384.3	(2)
Investment expenses	2.6	1.5	73
Service expenses	4.6	5.1	(10)
Interest expense	33.7	34.3	(2)

Total expenses	3,091.5	3,248.7	(5)

Income before income taxes	376.7	337.2	12
Provision for income taxes	144.2	97.8	47

Net income	$232.5	$239.4	(3)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.6	671.5	0

Per share	$.35	$.36	(2)

Diluted:
Average shares outstanding	668.6	671.5	0
Net effect of dilutive stock-based compensation	3.4	5.8	(41)

Total equivalent shares	672.0	677.3	(1)

Per share	$.35	$.35	0

NM= Not Meaningful

The following table sets forth comprehensive income (loss) for the year-to-date period:

	2009	2008
Net income	$232.5	$239.4
After-tax changes in:
Net unrealized gains (losses) on securities	(151.0)	(329.3)
Net unrealized gains on forecasted transactions	(.8)	(.7)

Comprehensive income (loss)	$80.7	$(90.6)

Per share	$.12	$(.13)

The following table sets forth the investment results for the year-to-date period:

	2009	2008
Fully taxable equivalent total return:
Fixed-income securities	(.6)%	(.6)%
Common stocks	(10.3)%	(9.3)%
Total portfolio	(1.2)%	(2.0)%
Pretax recurring investment book yield	4.1%	4.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

March 2009

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$617.1	$424.1	$1,041.2	$139.8	$1.6	$1,182.6
% Growth in NPW	4%	15%	8%	(9)%	NM	6%
Net Premiums Earned	$563.1	$365.6	$928.7	$125.6	$1.8	$1,056.1
% Growth in NPE	(1)%	7%	2%	(8)%	NM	1%

GAAP Ratios
Loss/LAE ratio	68.6	72.1	70.0	64.3	NM	69.2
Expense ratio	21.2	21.3	21.2	21.0	NM	21.3

Combined ratio	89.8	93.4	91.2	85.3	NM	90.5

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(.9)
Current accident year						(.3)

Calendar year actuarial adjustment	$(.4)	$(.4)	$(.8)	$(.4)	$0	$(1.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(.9)
All other development						(33.4)

Total development						$(34.3)

Calendar year loss/LAE ratio						69.2

Accident year loss/LAE ratio						66.0

Statutory Ratios
Loss/LAE ratio						69.2
Expense ratio						20.0

Combined ratio						89.2

[1] Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting loss of $.2 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

March 2009 Year-to-Date

($ in millions) (unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$1,846.8	$1,265.0	$3,111.8	$406.2	$4.9	$3,522.9
% Growth in NPW	(1)%	9%	3%	(11)%	NM	1%
Net Premiums Earned	$1,817.3	$1,171.1	$2,988.4	$412.3	$5.9	$3,406.6
% Growth in NPE	(2)%	7%	2%	(7)%	NM	0%

GAAP Ratios
Loss/LAE ratio	69.0	71.0	69.8	60.8	NM	68.6
Expense ratio	20.9	20.6	20.8	21.3	NM	20.9

Combined ratio	89.9	91.6	90.6	82.1	NM	89.5

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(2.0)
Current accident year						(10.2)

Calendar year actuarial adjustment	$(6.7)	$(5.4)	$(12.1)	$(.1)	$0	$(12.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(2.0)
All other development						23.9

Total development						$21.9

Calendar year loss/LAE ratio						68.6

Accident year loss/LAE ratio						69.2

Statutory Ratios
Loss/LAE ratio						68.6
Expense ratio						20.7

Combined ratio						89.3

Statutory Surplus						$4,797.0

NM = Not Meaningful

[1] The other businesses generated an underwriting profit of $.7 million. [2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

March 2009
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,685.1)	$10,309.0
Equity securities:
Nonredeemable preferred stocks[2] (cost: $863.5)	815.2
Common equities[3] (cost: $284.1)	350.4
Short-term investments (amortized cost: $1,293.8)	1,293.8

Total investments[4,5]	12,768.4
Net premiums receivable	2,516.8
Deferred acquisition costs	427.4
Other assets	2,502.5

Total assets	$18,215.1

Unearned premiums	$4,290.6
Loss and loss adjustment expense reserves	6,077.3
Other liabilities[6]	1,368.0
Debt	2,175.9
Shareholders’ equity	4,303.3

Total liabilities and shareholders’ equity	$18,215.1

Common Shares outstanding	680.7
Shares repurchased – March	0
Average cost per share	$0
Book value per share	$6.32
Trailing 12-month return on average shareholders’ equity	(1.7)%
Net unrealized pretax gains (losses) on investments	$(338.2)
Increase (decrease) from February 2009	$258.8
Increase (decrease) from December 2008	$(220.0)
Debt-to-total capital ratio	33.6%
Fixed-income portfolio duration	3.0 years
Weighted average credit quality	AA+
Year-to-date Gainshare factor	.71

[1] Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $243.8 million.

2 As of March 31, 2009, we held certain hybrid securities and recognized a change in fair value of $23.3 million as a realized loss during the period we held these securities.

3 As of March 31, 2009, we held equity options which generated a $3.4 million gain.

[4] Includes $5.8 billion of cash and U.S. Treasury securities prior to settling $18.6 million of net security transactions outstanding as of month-end.

[5] Includes $.8 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.

[6] Includes $18.6 million of net unsettled security transactions (as discussed in note 4 above).

Monthly Commentary

•

On April 9, 2009, the Financial Accounting Standards Board issued three final FASB Staff Positions (FSPs) intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. These FSPs will be effective for periods ending after June 15, 2009 (second quarter for calendar year companies) with early adoption permitted. We did not early adopt these FSPs for the first quarter 2009 and are currently evaluating the potential impact of these statements on our financial condition and results of operations.

•

During March, we recognized $87.5 million in net realized losses in our investment portfolio. We wrote down $216.5 million in securities that were determined to have had an other-than-temporary decline in market value. In addition, we recognized net gains from security sales of $103.2 million and generated net holding period gains of $25.8 million during the month. The table below shows the components of our net realized losses for March.

(millions; pretax)		Comments
Other-than-temporary impairment losses:
Fixed maturities:
Structured debt	$(1.4)
Redeemable preferred stocks	(6.1)	Primarily represents further write-downs on both our redeemable and nonredeemable preferred stocks that were initially written down in the third and fourth quarters of 2008.
Nonredeemable preferred stocks	(193.3)
Common stocks	(15.7)

Subtotal	(216.5)

Gains (losses) on security sales:
Fixed maturities	43.9	Reflects gains on the sales of U.S. Treasury securities.
Preferred stocks	9.0
Common equities	50.3	Primarily reflects sales in late March in conjunction with our strategy to reduce the risk in our portfolio

Subtotal	103.2

Net holding period gains:
Derivatives	20.0
Hybrid preferred stocks	5.8

Subtotal	25.8

Total net realized gains (losses)	$(87.5)

•

We routinely monitor our portfolio for pricing changes that might indicate potential other-than-temporary impairments, and, on a quarterly basis, perform detailed reviews of securities with unrealized losses based on predetermined guidelines (OTI analysis). In March, our other-than-temporary impairment write-downs resulted from either fundamental matters related to either specific issues or issuers and/or because we were unable to objectively determine that these securities would substantially recover in the near term. A more detailed discussion of our “Critical Accounting Policy: Other-Than-Temporary Impairment,” can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in our 2008 Annual Report on Form 10-K.

•

In March 2009, we recorded a valuation allowance related to our deferred tax asset of $35.0 million, of which $27.0 million is reflected in “provision for income taxes” and $8.0 million is netted with “net unrealized losses on securities.” During the quarter, we realized additional other-than-temporary impairment losses or recognized an increase in unrealized losses related to such securities. The valuation allowance resulted from our belief that, at March 31, 2009, we did not have sufficient evidence to support recognizing the full tax benefit related to unrealized tax losses on certain securities that we believe are fundamentally impaired or that we are likely to sell in the near future, as well as on our common equity securities. We will continue to evaluate our deferred tax assets to determine if any changes to the valuation allowance are necessary.

Upcoming Events

We are currently scheduled to release April results on Wednesday, May 13, 2009, before the market opens. For a schedule of upcoming events, view the “Calendar of Events” page on our Web site at http://investors.progressive.com/events.aspx.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle policies and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http:/www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.